SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED September 28, 2005
(TO PROSPECTUS DATED JULY 25, 2005)

                                  $331,897,280
                                  (Approximate)

                                   CWALT, INC.
                                    Depositor

                               [LOGO] COUNTRYWIDE(R)
                               ---------------------
                                      HOME LOANS
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                        Alternative Loan Trust 2005-53T2
                                     Issuer

              Mortgage Pass-Through Certificates, Series 2005-53T2

      This Supplement revises the Prospectus Supplement dated September 28, 2005 to the Prospectus dated July 25, 2005 with respect to the above captioned series of certificates as follows:

      Notwithstanding any information to the contrary contained in the section titled "Description of the Certificates-Book-Entry Certificates" on page S-51 of the Prospectus Supplement, investors may hold the beneficial interests in the Class 2-A-2 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1,000 in excess thereof.

                            Bear, Stearns & Co. Inc.

                The date of this Supplement is September 29, 2005